Exhibit 99.1

Natural Health Trends Reports Fourth Quarter and Full Year 2022 Financial Results

– Fourth quarter revenue of $12.5 million increased 7% compared to the third quarter of 2022

– Generated positive operating income, net income and cash flow from operations in the fourth quarter

– Declared a quarterly cash dividend of $0.20 per share

HONG KONG – February 8, 2023 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

•	Revenue of $12.5 million increased 7% compared to $11.7 million in the third quarter of 2022 and decreased 22% compared to $16.1 million in the fourth quarter of 2021.
•	Operating income was $43,000 compared to operating loss of $145,000 in the third quarter of 2022 and operating income of $487,000 million in the fourth quarter of 2021.
•

Net income was $188,000, or $0.02 per diluted share, compared to $47,000, or breakeven per diluted share, in the third quarter of 2022 and $232,000, or $0.02 per diluted share, in the fourth quarter of 2021.

•	The number of Active Members[1] were down 6% to 38,660 at December 31, 2022, compared to 41,170 at September 30, 2022, and decreased 12% compared to 45,760 at December 31, 2021.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Full Year 2022 Financial Highlights

•	Revenue of $49.1 million decreased 18% compared to $60.0 million in 2021.
•	Operating loss was $270,000 compared to operating income of $1.6 million in 2021.
•	Net income was $313,000, or $0.03 per diluted share, compared to $1.1 million, or $0.09 per diluted share, in 2021.

Management Commentary

“During most of the 4th quarter, much of the urban Chinese population was still under some forms of restrictions. In this difficult operating environment, we focused on protecting our margin by diligently controlling costs and exercising discipline in marketing and product mix, while still managing to increase revenue sequentially compared to the third quarter. The result of our effort was positive operating and net income for the fourth quarter, as well as cash from operations,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “With the ending of the “Zero-Covid” policy, we are hopeful that our members can conduct more in-person meetings while we support more events and incentive trips. We wish to thank all of our hard-working members, old and new, who have endured the past few years and demonstrated strong commitment to our products and our business.”

Balance Sheet and Cash Flow

•

Net cash provided by operating activities was $938,000 in the fourth quarter of 2022, compared to $1.6 million in the fourth quarter of 2021. Net cash used in operating activities was $4.9 million in 2022, compared to net cash provided by operating activities of $1.0 million in 2021.

•	Total cash and cash equivalents were $69.7 million as of December 31, 2022, down from $83.8 million as of December 31, 2021.
•

On February 6, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on March 3, 2023 to stockholders of record as of February 21, 2023.

The Company expects to issue its 2022 audited financial results in late February with its Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission. These financial results are preliminary and the accompanying financial statements have not been audited or have not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s 2022 audited financial results.

Fourth Quarter and Full Year 2022 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2022 financial results today, Wednesday, February 8, 2023 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, February 8, 2023
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13735133
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1590879&tp_key=3af4576222

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on February 8, 2023 through 11:59 p.m. Eastern Time on February 22, 2023 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number:  13735133.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 25, 2022 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,667	$83,843
Inventories	4,525	5,257
Other current assets	3,359	4,369
Total current assets	77,551	93,469
Property and equipment, net	394	463
Operating lease right-of-use assets	3,992	3,021
Restricted cash	79	522
Deferred tax asset	195	309
Other assets	606	571
Total assets	$82,817	$98,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$810	$761
Income taxes payable	2,972	1,345
Accrued commissions	2,943	3,636
Other accrued expenses	1,181	1,933
Deferred revenue	5,597	8,536
Amounts held in eWallets	4,895	6,341
Operating lease liabilities	1,135	1,239
Other current liabilities	905	865
Total current liabilities	20,438	24,656
Income taxes payable	9,098	12,130
Deferred tax liability	141	153
Operating lease liabilities	2,989	1,928
Total liabilities	32,666	38,867
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Accumulated deficit	(9,056)	(231)
Accumulated other comprehensive loss	(1,004)	(492)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	50,151	59,488
Total liabilities and stockholders’ equity	$82,817	$98,355

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net sales	$12,512	$16,108	$49,134	$60,005
Cost of sales	3,263	4,153	12,661	15,010
Gross profit	9,249	11,955	36,473	44,995
Operating expenses:
Commissions expense	5,377	7,110	20,747	25,578
Selling, general and administrative expenses	3,829	4,358	15,996	17,846
Total operating expenses	9,206	11,468	36,743	43,424
Income (loss) from operations	43	487	(270)	1,571
Other income (expense), net	400	31	872	(61)
Income before income taxes	443	518	602	1,510
Income tax provision	255	286	289	425
Net income	$188	$232	$313	$1,085
Net income per common share:
Basic	$0.02	$0.02	$0.03	$0.10
Diluted	$0.02	$0.02	$0.03	$0.09
Weighted-average number of common shares outstanding:
Basic	11,423	11,159	11,362	11,017
Diluted	11,423	11,423	11,423	11,423

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net income	$313	$1,085
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	204	299
Noncash lease expense	1,172	1,163
Deferred income taxes	90	362
Changes in assets and liabilities:
Inventories	680	(1,547)
Other current assets	992	(803)
Other assets	(67)	68
Accounts payable	52	182
Income taxes payable	(1,404)	(1,753)
Accrued commissions	(654)	212
Other accrued expenses	(732)	20
Deferred revenue	(2,901)	5,482
Amounts held in eWallets	(1,432)	(2,122)
Operating lease liabilities	(1,220)	(1,237)
Other current liabilities	55	(395)
Net cash provided by (used in) operating activities	(4,852)	1,016
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(143)	(225)
Net cash used in investing activities	(143)	(225)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(9,138)	(9,138)
Net cash used in financing activities	(9,138)	(9,138)
Effect of exchange rates on cash, cash equivalents and restricted cash	(486)	(180)
Net decrease in cash, cash equivalents and restricted cash	(14,619)	(8,527)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	84,365	92,892
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$69,746	$84,365
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$2,234	$472